UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2022

CYREN LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	000-26495	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St., 5th Floor Herzliya, Israel	4672561
(Address of Principal Executive Offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value NIS 3.00 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On February 10, 2022, Cyren Ltd. (“we,” “our,” or “us”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors named therein (the “Purchasers”), pursuant to which we agreed to sell and issue, in a private placement offering (the “Offering”), (i) 760,757 of our ordinary shares (the “Shares”), par value NIS 3.00 per share (the “Ordinary Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,368,318 Ordinary Shares (the “Pre-Funded Warrant Shares”) with an exercise price of $0.001 per Pre-Funded Warrant Share, and (iii) warrants (the “Ordinary Warrants,” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 3,129,075 Ordinary Shares (the “Ordinary Warrant Shares”) at an exercise price of $3.71 per Ordinary Warrant Share, at a purchase price per Share and Ordinary Warrant of $3.835 or $3.834 per Pre-Funded Warrant and Ordinary Warrant. The Ordinary Warrants will be exercisable immediately and terminate on August 16, 2027. The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, and indemnification of the Purchasers by us. We are required to pay certain liquidated damages to the Purchasers in the event we fail to satisfy the current public information requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), until such time that satisfaction of such requirements is no longer required for the sale of the Ordinary Shares.

Pursuant to the Purchase Agreement, subject to certain exempt issuances set forth in the Purchase Agreement, we and all of our subsidiaries are prohibited from issuing any Ordinary Shares for 60 days after the earlier of (i) the date of effectiveness of the registration statement covering the resale of the Ordinary Shares issued pursuant to the Purchase Agreement and the Ordinary Shares underlying the Warrants (together the “Shares”) pursuant to the Registration Rights Agreement described below, (ii) the date the Shares have been or may be sold pursuant to Rule 144 under the Securities Act without the requirement for us to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (iii) after February 14, 2023 provided that a holder of Shares is not an affiliate of us, or (iv) all of the Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions. Further, until the one year anniversary of the effective date of the initial registration statement filed under the Registration Rights Agreement, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of Ordinary Shares or Ordinary Share equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions set forth in the Purchase Agreement.

We entered into an engagement agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC, who served as the placement agent (the “Placement Agent”) in connection with the Offering. We agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds from the Offering. We also agreed to pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds from the Offering, $35,000 for non-accountable expenses, up to $50,000 fees and expenses of legal counsel and other out-of-pocket expenses and up to $6,650 for escrow expenses.

We also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 187,745 Ordinary Shares (the “Warrant Shares”), representing 6.0% of the aggregate number of Ordinary Shares and Pre-Funded Warrants sold in the Offering. The Placement Agent Warrants have an exercise price equal to $4.7938, or 125% of the offering price per Ordinary Share and are exercisable immediately and terminate on August 16, 2027.

The closing of the Offering occurred on February 14, 2022. We received gross proceeds of approximately $12 million in connection with the Offering. We intend to use the net proceeds received by us from the Offering for working capital and general corporate purposes.

Registration Rights Agreement

In connection with the Offering, on February 10, 2022, we entered into Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to (i) file one or more registration statements with the Securities and Exchange Commission (the “SEC”), within fifteen calendar days of the date of the Registration Rights Agreement to cover the resale of the Shares, (ii) use our commercially reasonable efforts to have all such registration statements declared effective within the periods set forth in the Registration Rights Agreement, and (iii) use our commercially reasonable efforts to keep such registration statements effective during the periods set forth in the Registration Rights Agreement. In the event that such registration statements are not declared effective within the periods set forth in the Registration Rights Agreement, any such effective registration statements subsequently become unavailable, or use of the prospectus contained in such registration statements is suspended for certain periods of time, we would be required to pay certain liquidated damages to the Purchasers.

The foregoing descriptions of the Purchase Agreement, the Ordinary Warrants, the Pre-Funded Warrants, the Placement Agent Warrants and the Registration Rights Agreement are not complete and are subject to, and qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

We issued and sold the Shares, the Ordinary Warrants, the Pre-Funded Warrants and the Placement Agent Warrants, and may issue the Ordinary Shares issuable upon exercise of the Ordinary Warrants, Pre-Funded Warrants and the Placement Agent Warrants, in reliance on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law.

This Current Report on Form 8-K does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for the person to make the offer or solicitation.

Item 7.01 Regulation FD Disclosure.

On February 10, 2022, we issued a press release announcing the Offering and the entry into the Purchase Agreement and the Registration Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On February 14, 2022, we issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

4.1	Form of Ordinary Warrant

4.2	Form of Pre-Funded Warrant

4.3	Form of Placement Agent Warrant

10.1*	Form of Securities Purchase Agreement, dated February 10, 2022, by and among Cyren Ltd. and the purchasers named therein

10.2*	Form of Registration Rights Agreement, dated February 10, 2022, by and among Cyren Ltd. and the purchasers named therein

99.1	Press release issued by Cyren Ltd. on February 10, 2022

99.2	Press release issued by Cyren Ltd. on February 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) or Item 601(b)(2). Cyren Ltd. agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN LTD.

Dated: February 14, 2022	By:	/s/ Kenneth Tarpey
	Name:	Kenneth Tarpey
	Title:	Chief Financial Officer

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